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                                                              EXHIBIT 11
                                                          FIFTH THIRD BANCORP
                                            COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
                                                     ($000's except per share data)
                                                                For the Three Months   For the Six Months
                                                                   Ended June 30,        Ended June 30,
                                                                   1994      1993        1994      1993
                                                                  ------    ------      ------    ------
Net Income                                                      $  57,379    47,907   $ 112,175    92,544
                                                                 ========  ========    ========  ========
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding                   61,525    59,916      61,505    59,887
                                                                 ========  ========    ========  ========
   Per share (net income divided by the weighted average
     number of shares outstanding)                              $    0.93      0.80   $    1.82      1.55
                                                                 ========  ========    ========  ========
Net income per common and common equivalent share:
   Net income                                                   $  57,379    47,907   $ 112,175    92,544
   Add - Interest on 4 1/4% convertible subordinated notes
     due 1998, net of applicable income taxes                       1,084     1,107       2,167     2,216
                                                                 --------  --------    --------  --------
   Adjusted net income                                          $  58,463    49,014   $ 114,342    94,760
                                                                 ========  ========    ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                            64,005    62,550      63,982    62,509
                                                                 ========  ========    ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)             $    0.92      0.79   $    1.79      1.52
                                                                 ========  ========    ========  ========
Net income per common share - assuming full dilution:
   Adjusted net income                                          $  58,463    49,014   $ 114,342    94,760
                                                                 ========  ========    ========  ========
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes                            64,005    62,550      63,982    62,509
                                                                 ========  ========    ========  ========
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)             $    0.92      0.79   $    1.79      1.52
                                                                 ========  ========    ========  ========
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